Press Release

QUARTER 2024 OPERATING RESULTS
FOR IMMEDIATE RELEASE	ALPINE INCOME PROPERTY TRUST REPORTS THIRD QUARTER 2024 OPERATING RESULTS

WINTER PARK, FL – October 17, 2024 – Alpine Income Property Trust, Inc. (NYSE: PINE) (the “Company” or “PINE”), an owner and operator of single tenant net leased commercial income properties, today announced its operating results and earnings for the quarter ended September 30, 2024.

Select Highlights

◾	Net Income per diluted share attributable to the Company of $0.21.
◾	Funds from Operations (“FFO”) of $0.45 per diluted share, an increase of 21.6% from the comparable prior year period.
◾	Adjusted Funds from Operations (“AFFO”) of $0.44 per diluted share, an increase of 15.8% from the comparable prior year period.
◾	Raised net proceeds of $11.1 million under common stock ATM offering program.
◾	Acquired four net leased retail properties for $37.5 million, at a weighted average initial cash cap rate of 8.8%.
◾	Purchased and amended a first mortgage construction loan, secured by a Publix-anchored shopping center and three outparcels, with a total funding commitment of $17.8 million, of which $10.0 million was funded at closing, at an initial interest rate of 10.25%.
◾	Sold eight net leased retail properties, including two leased to Walgreens, for $48.6 million at a weighted average exit cash cap rate of 6.8%, generating aggregate gains of $3.4 million.
◾	Increased the weighted average remaining lease term of the property portfolio to 8.8 years as of September 30, 2024, from 6.6 years as of June 30, 2024.
◾	Increased quarterly dividend from $0.275 per share to $0.28 per share, representing an annualized yield of 6.3% based on the closing price of the Company’s common stock on October 16, 2024.
◾	Raised full year 2024 FFO guidance to a range of $1.67 to $1.69 per diluted share.
◾	Raised full year 2024 AFFO guidance to a range of $1.69 to $1.71 per diluted share.

“We are pleased to have robust growth in earnings and investments this quarter, while continuing to selectively prune the portfolio by selling lower yielding assets and recycling the proceeds into higher yield assets,” said John P. Albright, President and Chief Executive Officer of Alpine Income Property Trust. “Our strategy has again enabled us to raise our earnings and investment guidance for the balance of 2024 while incrementally decreasing leverage.”

Quarterly Operating Results Highlights

The table below provides a summary of the Company’s operating results for the quarter ended September 30, 2024 (in thousands, except per share data):

	Three Months Ended
	September 30, 2024	September 30, 2023	$ Variance	% Variance
Total Revenues	$13,480	$11,559	$1,921	16.6%
Net Income (Loss)	$3,354	$(939)	$4,293	457.2%
Net Income (Loss) Attributable to PINE	$3,080	$(837)	$3,917	468.0%
Net Income (Loss) per Diluted Share Attributable to PINE	$0.21	$(0.05)	$0.26	520.0%
FFO (1)	$6,690	$5,867	$823	14.0%
FFO per Diluted Share (1)	$0.45	$0.37	$0.08	21.6%
AFFO (1)	$6,649	$5,932	$717	12.1%
AFFO per Diluted Share (1)	$0.44	$0.38	$0.06	15.8%
Dividends Declared and Paid, per Share	$0.280	$0.275	$0.005	1.8%

(1)

See the “Non-GAAP Financial Measures” section and tables at the end of this press release for a discussion and reconciliation of Net Income to non-GAAP financial measures, including FFO, FFO per diluted share, AFFO, and AFFO per diluted share.

Year-to-Date Operating Results Highlights

The table below provides a summary of the Company’s operating results for the nine months ended September 30, 2024 (in thousands, except per share data):

	Nine Months Ended
	September 30, 2024	September 30, 2023	$ Variance	% Variance
Total Revenues	$38,436	$34,063	$4,373	12.8%
Net Income	$3,293	$2,896	$397	13.7%
Net Income Attributable to PINE	$3,024	$2,582	$442	17.1%
Net Income per Diluted Share Attributable to PINE	$0.20	$0.16	$0.04	25.0%
FFO (1)	$19,133	$17,264	$1,869	10.8%
FFO per Diluted Share (1)	$1.29	$1.10	$0.19	17.3%
AFFO (1)	$19,291	$17,410	$1,881	10.8%
AFFO per Diluted Share (1)	$1.30	$1.11	$0.19	17.1%
Dividends Declared and Paid, per Share	$0.830	$0.825	$0.005	0.6%

(1)

See the “Non-GAAP Financial Measures” section and tables at the end of this press release for a discussion and reconciliation of Net Income (Loss) to non-GAAP financial measures, including FFO, FFO per diluted share, AFFO, and AFFO per diluted share.

Investments

During the three months ended September 30, 2024, the Company acquired four net leased retail properties leased to two tenants for $37.5 million at a weighted average initial cap rate of 8.8%. One property was acquired for $6.1 million and is leased to investment grade rated Golf Galaxy (Dick’s Sporting Goods). The other three properties, all located in the greater Tampa Bay, Florida area, were purchased through a sale-leaseback transaction with a subsidiary of Beachside Hospitality Group for $31.4 million and have leases with a 30-year term and 2.0% annual escalations (the “Tampa Properties”). The Tampa Properties are adequately insured; accordingly, the Company expects no material impact on cash flows from rental payments from these tenants as a result of the recent storms in the greater Tampa Bay area.

During the three months ended September 30, 2024, the Company purchased and amended one first mortgage construction loan, secured by a Publix-anchored shopping center and three outparcels located in Charlotte, North Carolina. The loan has a total funding commitment of $17.8 million, of which $10.0 million was funded during the quarter ended September 30, 2024, an initial yield of 10.25%, and a term of one year. The rate of the loan increases by 0.25% every 30 days to a maximum rate of 11.00%. However, upon certain leasing criteria being met, the rate will be lowered to 9.50%.

During the three months ended September 30, 2024, investment activities, which include the Company’s property and structured investment portfolios, totaled $55.3 million at a weighted average yield of 9.2%.

During the nine months ended September 30, 2024, investment activities, which include the Company’s property and structured investment portfolios, totaled $84.2 million at a weighted average yield of 9.4%.

Dispositions

During the three months ended September 30, 2024, the Company sold eight net lease properties leased to Walgreens (two), LA Fitness, Hobby Lobby, Lowes Home Improvement, Chick-fil-A, Tractor Supply, and Long John Silvers, for total disposition volume of $48.6 million at a weighted average exit cash cap rate of 6.8%. The sale of the properties generated aggregate gains of $3.4 million.

During the three months ended September 30, 2024, disposition activities, which include the Company’s property and structured investment portfolios, totaled $48.6 million at a weighted average exit cash cap rate of 6.8%.

During the nine months ended September 30, 2024, disposition activities, which include the Company’s property and structured investment portfolios, totaled $68.8 million at a weighted average exit cash cap rate of 7.0%.

Property Portfolio

The Company’s property portfolio (1) consisted of the following as of September 30, 2024:

Number of Properties	133
Square Feet	3.6 million
Annualized Base Rent	$41.5 million
Weighted Average Remaining Lease Term (2)	8.8 years
States where Properties are Located	34
Occupancy	99.1%

% of Annualized Base Rent Attributable to Investment Grade Rated Tenants (3)(4)	52%
% of Annualized Base Rent Attributable to Credit Rated Tenants (3)(5)	83%

Any differences are a result of rounding.

(1)	For GAAP purposes, the Tampa Properties are accounted for as a financing arrangement and, as such, the related assets and corresponding revenue are included in the Company’s commercial loans and investments on its consolidated balance sheets and consolidated statements of operations. However, for purposes of describing our property portfolio, including for tenant, industry, and state concentrations, the Company includes the Tampa Properties, as they constitute real estate assets for both legal and tax purposes.
(2)	Calculation of weighted average remaining lease term does not assume exercise of any tenant purchase options.
(3)	Annualized Base Rent (“ABR”) represents the annualized in-place straight-line base rent required by the tenant’s lease. ABR is a non-GAAP financial measure. We believe this non-GAAP financial measure is useful to investors because it is a widely accepted industry measure used by analysts and investors to compare the real estate portfolios and operating performance of REITs.
(4)	The Company defines an Investment Grade Rated Tenant as a tenant or the parent of a tenant with a credit rating from S&P Global Ratings, Moody’s Investors Service, Fitch Ratings or the National Association of Insurance Commissioners of Baa3, BBB-, or NAIC-2 or higher. If applicable, in the event of a split rating between S&P Global Ratings and Moody’s Investors Services, the Company utilizes the higher of the two ratings as its reference point as to whether a tenant is defined as an Investment Grade Rated Tenant.
(5)	The Company defines a Credit Rated Tenant as a tenant or the parent of a tenant with a credit rating from S&P Global Ratings, Moody’s Investors Service, Fitch Ratings or the National Association of Insurance Commissioners.

The Company’s property portfolio included the following top tenants that represent 2.0% or greater of the Company's total ABR as of September 30, 2024:

Tenant	Credit Rating (1)	% of Annualized Base Rent
Dicks Sporting Goods	BBB / Baa2	11%
Walgreens	BB / Ba1	9%
Beachside Hospitality Group	NR / NR	9%
Dollar Tree/Family Dollar	BBB / Baa2	8%
Lowe's	BBB+ / Baa1	7%
Best Buy	BBB+ / A3	5%
Dollar General	BBB / Baa2	5%
Walmart	AA / Aa2	4%
At Home	CCC / Caa3	3%
Bass Pro Shops	BB / Ba3	3%
Home Depot	A / A2	3%
Kohl's	BB / Ba2	2%
Burlington	BB+ / Ba1	2%
Other		26%
Total		100%

Any differences are a result of rounding.

(1)	Credit Rating is the available rating from S&P Global Ratings and/or Moody’s Investors Service, as applicable, as of September 30, 2024.

The Company’s property portfolio consisted of the following industries as of September 30, 2024:

Industry	% of Annualized Base Rent
Sporting Goods	17%
Dollar Stores	13%
Home Improvement	11%
Pharmacy	10%
Casual Dining	10%
Home Furnishings	7%
Consumer Electronics	7%
Grocery	4%
Entertainment	4%
Off-Price Retail	4%
General Merchandise	3%
Automotive Parts	2%
Convenience Store	2%
Office Supplies	1%
Health & Fitness	1%
Specialty Retail	1%
Farm & Rural Supply	1%
Quick Service Restaurant	1%
Pet Supplies	< 1%
Other (1)	< 1%
Total - 23 Industries	100%

Any differences are a result of rounding.

(1)	Includes four industries collectively representing less than 1% of the Company’s ABR as of September 30, 2024.

The Company’s property portfolio included properties in the following states as of September 30, 2024:

State	% of Annualized Base Rent
New Jersey	11%
Florida	11%
New York	8%
Illinois	7%
Michigan	7%
Texas	7%
Ohio	7%
Georgia	4%
Minnesota	4%
West Virginia	3%
Alabama	2%
Kansas	2%
Arizona	2%
Louisiana	2%
Massachusetts	2%
Missouri	2%
Maryland	2%
Nevada	2%
Wisconsin	2%
South Carolina	2%
Pennsylvania	1%
Virginia	1%
Arkansas	1%
Connecticut	1%
New Mexico	1%
Indiana	1%
Nebraska	1%
Oklahoma	1%
Maine	1%
North Carolina	1%
Washington	1%
Mississippi	< 1%
California	< 1%
Kentucky	< 1%
Total	100%

Any differences are a result of rounding.

Capital Markets and Balance Sheet

During the quarter ended September 30, 2024, the Company completed the following notable capital markets activity:

◾	Issued 620,176 common shares under its ATM offering program at a weighted average gross price of $18.09 per share, for total net proceeds of $11.1 million.

The following table provides a summary of the Company’s long-term debt as of September 30, 2024:

	Face Value Debt (in thousands)	Stated Interest Rate	Wtd. Avg. Rate as of September 30, 2024	Maturity Date
Credit Facility (1)	$79,500	SOFR + 0.10% + [1.25% - 2.20%]	5.31%	January 2027
2026 Term Loan (2)	100,000	SOFR + 0.10% + [1.35% - 1.95%]	3.50%	May 2026
2027 Term Loan (3)	100,000	SOFR + 0.10% + [1.25% - 1.90%]	2.58%	January 2027
Total Debt/Weighted-Average Rate	$279,500		3.68%

(1)

As of September 30, 2024, the Company has utilized interest rate swaps to fix SOFR and achieve a weighted average fixed interest rate of 3.21% plus the SOFR adjustment of 0.10% and the applicable spread on $50 million of the outstanding balance on the Company’s Revolving Credit Facility.

(2)

As of September 30, 2024, the Company has utilized interest rate swaps to fix SOFR and achieve a weighted average fixed interest rate of 2.05% plus the SOFR adjustment of 0.10% and the applicable spread for the $100 million 2026 Term Loan balance.

(3)

As of September 30, 2024, the Company has utilized interest rate swaps to fix SOFR and achieve a weighted average fixed interest rate of 1.18% plus the SOFR adjustment of 0.10% and the applicable spread for the $100 million 2027 Term Loan balance. On November 29, 2024, certain swaps will expire and be replaced; as a result, the weighted average fixed interest rate will increase from 1.18% to 2.05% plus the SOFR adjustment of 0.10% and the applicable spread.

The Credit Facility has commitments for up to $250.0 million, however, borrowing availability is based on unencumbered property adjusted net operating income, as defined in the underlying credit agreement. As of September 30, 2024, the Company had an outstanding balance of $79.5 million and $53.5 million available.

As of September 30, 2024, the Company’s net debt to Pro Forma  Adjusted EBITDA was 6.9 times, and as defined in the Company’s credit agreement, the Company’s fixed charge coverage ratio was 3.4 times. As of September 30, 2024, the Company’s net debt to total enterprise value was 47.9%. The Company calculates total enterprise value as the sum of net debt and the market value of the Company's outstanding common shares and OP Units, as if the OP Units have been redeemed for common shares.

As of September 30, 2024, the Company held a 92.1% interest in Alpine Income Property OP, LP, the Company’s operating partnership (the “Operating Partnership” or “OP”). There were 1,223,854 OP Units held by third parties outstanding and 14,251,933 shares of the Company’s common stock outstanding, for total outstanding common stock and OP Units held by third parties of 15,475,787 as of September 30, 2024.

Dividend

On August 20, 2024, the Company announced a cash dividend for the third quarter of 2024 of $0.280 per share, payable on September 30, 2024 to stockholders of record as of the close of business on September 12, 2024. The third quarter 2024 cash dividend represents a payout ratio of 63.6% of the Company’s third quarter 2024 FFO per diluted share and AFFO per diluted share.

2024 Outlook

The Company is increasing its FFO, AFFO, and investments outlook for 2024 to take into account its year-to-date performance. The Company’s outlook for 2024 assumes continued stability in economic activity, stable or positive business trends related to each of our tenants, and other significant assumptions.

The Company’s revised outlook for 2024 is as follows:

	Revised Outlook Range for 2024			Change from Prior Outlook
(Unaudited)	Low		High	Low		High
Investments	$100 million	to	$110 million	$50 million	to	$30 million
Dispositions	$70 million	to	$75 million	$20 million	to	$(5) million
FFO per Diluted Share	$1.67	to	$1.69	$0.09	to	$0.07
AFFO per Diluted Share	$1.69	to	$1.71	$0.09	to	$0.07
Weighted Average Diluted Shares Outstanding	15.1 million	to	15.1 million	0.2 million	to	0.2 million

The following table provides a reconciliation of the revised outlook range of the Company’s 2024 estimated Net Income per Diluted Share to estimated FFO and AFFO per Diluted Share:

	Revised Outlook Range for 2024
(Unaudited)	Low	High
Net Income per Diluted Share	$0.20	$0.22
Depreciation and Amortization	1.69	1.69
Provision for Impairment (1)	0.07	0.07
Gain on Disposition of Assets (1)	(0.29)	(0.29)
FFO per Diluted Share	$1.67	$1.69
Adjustments:
Amortization of Intangible Assets and Liabilities to Lease Income	(0.03)	(0.03)
Straight-Line Rent Adjustment	(0.03)	(0.03)
Non-Cash Compensation	0.02	0.02
Amortization of Deferred Financing Costs to Interest Expense	0.05	0.05
Other Non-Cash Adjustments	0.01	0.01
AFFO per Diluted Share	$1.69	$1.71
(1)

Provision for Impairment and Gain on Disposition of Assets represents the actual adjustment for the nine months ended September 30, 2024. The Company’s revised outlook excludes projections related to these measures.

Third Quarter 2024 Earnings Conference Call & Webcast

The Company will host a conference call to present its operating results for the quarter ended September 30, 2024, on Friday, October 18, 2024, at 9:00 AM ET.

A live webcast of the call will be available on the Investor Relations page of the Company’s website at www.alpinereit.com or at the link provided in the event details below. To access the call by phone, please go to the link provided in the event details below and you will be provided with dial-in details.

Webcast:https://edge.media-server.com/mmc/p/v8ugyxn3

Dial-In:https://register.vevent.com/register/BI9e749ff3c69349f6b8f82ed6ff6377d5

We encourage participants to dial into the conference call at least fifteen minutes ahead of the scheduled start time. A replay of the earnings call will be archived and available online through the Investor Relations section of the Company’s website at www.alpinereit.com.

About Alpine Income Property Trust, Inc.

Alpine Income Property Trust, Inc. (NYSE: PINE) is a publicly traded real estate investment trust that seeks to deliver attractive risk-adjusted returns and dependable cash dividends by investing in, owning and operating a portfolio of single tenant net leased commercial income properties that are predominately leased to high-quality publicly traded and credit-rated tenants.

We encourage you to review our most recent investor presentation which is available on our website at http://www.alpinereit.com.

Contact:Philip R. Mays

Senior Vice President, Chief Financial Officer and Treasurer

(407) 904-3324

pmays@alpinereit.com

Safe Harbor

This press release may contain “forward-looking statements.” Forward-looking statements include statements that may be identified by words such as “could,” “may,” “might,” “will,” “likely,” “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “continues,” “projects” and similar references to future periods, or by the inclusion of forecasts or projections. Forward-looking statements are based on the Company’s current expectations and assumptions regarding capital market conditions, the Company’s business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, the Company’s actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include general business and economic conditions, continued volatility and uncertainty in the credit markets and broader financial markets, risks inherent in the real estate business, including tenant defaults, potential liability relating to environmental matters, credit risk associated with the Company investing in first mortgage investments, illiquidity of real estate investments and potential damages from natural disasters, the impact of epidemics or pandemics (such as the COVID-19 Pandemic and its variants) on the Company’s business and the business of its tenants and the impact of such epidemics or pandemics on the U.S. economy and market conditions generally, other factors affecting the Company’s business or the business of its tenants that are beyond the control of the Company or its tenants, and the factors set forth under “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 and other risks and uncertainties discussed from time to time in the Company’s filings with the U.S. Securities and Exchange Commission. Any forward-looking statement made in this press release speaks only as of the date on which it is made. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

Non-GAAP Financial Measures

Our reported results are presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). We also disclose Funds From Operations (“FFO”) Adjusted Funds From Operations (“AFFO”), and Pro Forma Earnings Before Interest, Taxes, Depreciation and Amortization (“Pro Forma Adjusted EBITDA”), all of which are non-GAAP financial measures. We believe these non-GAAP financial measures are useful to investors because they are widely accepted industry measures used by analysts and investors to compare the operating performance of REITs.

FFO, AFFO, and Pro Forma Adjusted EBITDA do not represent cash generated from operating activities and are not necessarily indicative of cash available to fund cash requirements; accordingly, they should not be considered alternatives to net income as a performance measure or cash flows from operations as reported on our statement of cash flows as a liquidity measure and should be considered in addition to, and not in lieu of, GAAP financial measures.

We compute FFO in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT. NAREIT defines FFO as GAAP net income or loss adjusted to exclude real estate related depreciation and amortization, as well as extraordinary items (as defined by GAAP) such as net gain or loss from sales of depreciable real estate assets, impairment write-downs associated with depreciable real estate assets and impairments associated with the implementation of current expected credit losses on commercial loans and investments at the time of origination, including the pro rata share of such adjustments of unconsolidated subsidiaries.

To derive AFFO, we further modify the NAREIT computation of FFO to include other adjustments to GAAP net income related to non-cash revenues and expenses such as loss on extinguishment of debt, amortization of above- and below-market lease related intangibles, straight-line rental revenue, amortization of deferred financing costs, non-cash compensation, and other non-cash income or expense. Such items may cause short-term fluctuations in net income but have no impact on operating cash flows or long-term operating performance. We use AFFO as one measure of our performance when we formulate corporate goals.

To derive Pro Forma Adjusted EBITDA, GAAP net income or loss is adjusted to exclude extraordinary items (as defined by GAAP), net gain or loss from sales of depreciable real estate assets, impairment write-downs associated with depreciable real estate assets and impairments associated with the implementation of current expected credit losses on commercial loans and investments at the time of origination and/or payoff, and real estate related depreciation and amortization including the pro rata share of such adjustments of unconsolidated subsidiaries, non-cash revenues and expenses such as straight-line rental revenue, amortization of deferred financing costs, loss on extinguishment of debt, above- and below-market lease related intangibles, non-cash compensation, other non-cash income or expense, and other non-recurring items such as disposition management fees and commission fees. Cash interest expense is also excluded from Pro Forma Adjusted EBITDA, and GAAP net income or loss is adjusted for the annualized impact of acquisitions, dispositions and other similar activities.

FFO is used by management, investors and analysts to facilitate meaningful comparisons of operating performance between periods and among our peers primarily because it excludes the effect of real estate depreciation and amortization and net gains or losses on sales, which are based on historical costs and implicitly assume that the value of real estate diminishes predictably over time, rather than fluctuating based on existing market conditions. We believe that AFFO is an additional useful supplemental measure for investors to consider because it will help them to better assess our operating performance without the distortions created by other non-cash revenues or expenses. We also believe that Pro Forma Adjusted EBITDA is an additional useful supplemental measure for investors to consider as it allows for a better assessment of our operating performance without the distortions created by other non-cash revenues, expenses or certain effects of the Company’s capital structure on our operating performance. FFO, AFFO, and Pro Forma Adjusted EBITDA may not be comparable to similarly titled measures employed by other companies.

Alpine Income Property Trust, Inc.

Consolidated Balance Sheets

(In thousands, except share and per share data)

	As of
	September 30, 2024 (Unaudited)	December 31, 2023
ASSETS
Real Estate:
Land, at Cost	$132,433	$149,314
Building and Improvements, at Cost	317,260	328,993
Total Real Estate, at Cost	449,693	478,307
Less, Accumulated Depreciation	(42,302)	(34,714)
Real Estate—Net	407,391	443,593
Assets Held for Sale	4,100	4,410
Commercial Loans and Investments	86,549	35,080
Cash and Cash Equivalents	2,560	4,019
Restricted Cash	25,495	9,712
Intangible Lease Assets—Net	40,574	49,292
Straight-Line Rent Adjustment	1,366	1,409
Other Assets	10,951	17,045
Total Assets	$578,986	$564,560
LIABILITIES AND EQUITY
Liabilities:
Accounts Payable, Accrued Expenses, and Other Liabilities	$7,279	$5,736
Prepaid Rent and Deferred Revenue	3,319	2,627
Intangible Lease Liabilities—Net	4,358	4,907
Obligation Under Participation Agreement	13,178	—
Long-Term Debt	278,898	275,677
Total Liabilities	307,032	288,947
Commitments and Contingencies
Equity:
Preferred Stock, $0.01 par value per share, 100 million shares authorized, no shares issued and outstanding as of September 30, 2024 and December 31, 2023	—	—
Common Stock, $0.01 par value per share, 500 million shares authorized, 14,251,933 shares issued and outstanding as of September 30, 2024 and 13,659,207 shares issued and outstanding as of December 31, 2023	143	137
Additional Paid-in Capital	254,110	243,690
Dividends in Excess of Net Income	(10,652)	(2,359)
Accumulated Other Comprehensive Income	4,641	9,275
Stockholders' Equity	248,242	250,743
Noncontrolling Interest	23,712	24,870
Total Equity	271,954	275,613
Total Liabilities and Equity	$578,986	$564,560

Alpine Income Property Trust, Inc.

Consolidated Statements of Operations

(Unaudited)

 (In thousands, except share, per share and dividend data)

	Three Months Ended		Nine Months Ended
	September 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
Revenues:
Lease Income	$11,718	$11,447	$34,512	$33,951
Interest Income from Commercial Loans and Investments	1,663	112	3,552	112
Other Revenue	99	—	372	—
Total Revenues	13,480	11,559	38,436	34,063
Operating Expenses:
Real Estate Expenses	1,841	1,722	5,569	4,731
General and Administrative Expenses	1,843	1,652	4,987	4,823
Provision for Impairment	422	2,864	1,110	2,864
Depreciation and Amortization	6,340	6,528	19,074	19,286
Total Operating Expenses	10,446	12,766	30,740	31,704
Gain on Disposition of Assets	3,426	2,586	4,344	7,782
Gain on Extinguishment of Debt	—	—	—	23
Net Income From Operations	6,460	1,379	12,040	10,164
Investment and Other Income	61	125	186	226
Interest Expense	(3,167)	(2,443)	(8,933)	(7,494)
Net Income (Loss)	3,354	(939)	3,293	2,896
Less: Net (Income) Loss Attributable to Noncontrolling Interest	(274)	102	(269)	(314)
Net Income (Loss) Attributable to Alpine Income Property Trust, Inc.	$3,080	$(837)	$3,024	$2,582

Per Common Share Data:
Net Income (Loss) Attributable to Alpine Income Property Trust, Inc.
Basic	$0.22	$(0.06)	$0.22	$0.18
Diluted	$0.21	$(0.05)	$0.20	$0.16

Weighted Average Number of Common Shares:
Basic	13,744,232	13,946,194	13,663,752	14,001,774
Diluted (1)	14,968,086	15,649,688	14,887,606	15,705,268

Dividends Declared and Paid	$0.280	$0.275	$0.830	$0.825

(1)

Includes the weighted average of 1,223,854 shares during the three and nine months ended September 30, 2024 and 1,703,494 shares during the three and nine months ended September 30, 2023, in each case, underlying OP Units including (i) 1,223,854 shares underlying OP Units issued to CTO Realty Growth, Inc. and (ii) 479,640 shares underlying OP Units issued to an unrelated third party, which OP Units were redeemed by PINE for an equivalent number of shares of common stock of PINE during the three months ended December 31, 2023.

Alpine Income Property Trust, Inc.

Non-GAAP Financial Measures

Funds From Operations and Adjusted Funds From Operations

(Unaudited)

(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
Net Income (Loss)	$3,354	$(939)	$3,293	$2,896
Depreciation and Amortization	6,340	6,528	19,074	19,286
Provision for Impairment	422	2,864	1,110	2,864
Gain on Disposition of Assets	(3,426)	(2,586)	(4,344)	(7,782)
Funds From Operations	$6,690	$5,867	$19,133	$17,264
Adjustments:
Gain on Extinguishment of Debt	—	—	—	(23)
Amortization of Intangible Assets and Liabilities to Lease Income	(136)	(110)	(361)	(299)
Straight-Line Rent Adjustment	(216)	(112)	(370)	(386)
Non-Cash Compensation	79	79	238	238
Amortization of Deferred Financing Costs to Interest Expense	180	179	540	530
Other Non-Cash Adjustments	52	29	111	86
Adjusted Funds From Operations	$6,649	$5,932	$19,291	$17,410

FFO per Diluted Share	$0.45	$0.37	$1.29	$1.10
AFFO per Diluted Share	$0.44	$0.38	$1.30	$1.11

Alpine Income Property Trust, Inc.

Non-GAAP Financial Measures

Reconciliation of Net Debt to Pro Forma Adjusted EBITDA

(Unaudited)

(In thousands)

	Three Months Ended
	September 30, 2024
Net Income	$3,354
Adjustments:
Depreciation and Amortization	6,340
Provision for Impairment	422
Gain on Disposition of Assets	(3,426)
Amortization of Intangible Assets and Liabilities to Lease Income	(136)
Straight-Line Rent Adjustment	(216)
Non-Cash Compensation	79
Amortization of Deferred Financing Costs to Interest Expense	180
Other Non-Cash Adjustments	52
Other Non-Recurring Items	(26)
Interest Expense, Net of Deferred Financing Costs Amortization and Interest on Obligation Under Participation Agreement	2,712
Adjusted EBITDA	$9,335

Annualized Adjusted EBITDA	$37,340
Pro Forma Annualized Impact of Current Quarter Investment Activity (1)	(233)
Pro Forma Adjusted EBITDA	$37,107

Total Long-Term Debt	$278,898
Financing Costs, Net of Accumulated Amortization	602
Cash and Cash Equivalents	(2,560)
Restricted Cash	(22,365)
Net Debt	$254,575

Net Debt to Pro Forma Adjusted EBITDA	6.9	x

(1)	Reflects the pro forma annualized impact on Annualized Adjusted EBITDA of the Company’s investments and disposition activity during the three months ended September 30, 2024.